Exhibit 99.4

September 1, 2023

Linkage Global Inc.

2-23-3 Minami-Ikebukuro, Toshima-ku

Tokyo, Japan 171-0022

Dear Sirs or Madams,

Re: Legal Opinion on Certain Hong Kong Legal Matters

1.	We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

2.	We were engaged (the “Engagement”) as Hong Kong counsel to Linkage Global Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiaries incorporated in Hong Kong in connection with (a) the proposed initial public offering (the “Offering”) of certain number of ordinary shares (the “Ordinary Shares”) of the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the Company’s proposed listing of the Ordinary Shares on the NASDAQ Stock Market.

(A)	Documents and assumptions

3.	In rendering this opinion, we have carried out due diligence, reviewed and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents (collectively, the “Documents”) provided to us by the Company and the companies listed in Schedule 1 hereto (the “Hong Kong Companies”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by, among others, appropriate representatives of the Company or the Hong Kong Companies. In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(a)	the genuineness of all signatures, seals and dates and the correct identity and legal capacity and authority of all signatories and corporate officers in each of the copies of the Documents and the due execution and validity of the Documents in accordance with applicable laws;

(b)	the authenticity, completeness and factual accuracy of all documents and corporate records presented to us for our review as originals and the conformity with the originals of all documents and corporate records presented to us for review as copies;

(c)	unless otherwise stated in this opinion, that the Documents are up-to-date and have not been amended and remain in full force and effect;

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(d)	that the Documents reviewed by us still exist and have not been varied, cancelled or superseded by some other documents or agreements which we have not been provided with a copy by the Company and/or the Hong Kong Companies or any action taken by any party that is contrary to any of the matters stated in those documents;

(e)	where a document was provided to us in draft form, it was executed or will be executed in the form of that draft;

(f)	all Documents provided to us are genuine, true and continue to be true, complete, up-to-date, accurate and not misleading and no relevant information/matters or material documents have been withheld from us, whether deliberately or inadvertently;

(g)	all facts stated in the Documents on which we have relied when providing this opinion and all factual statements made to us by the Hong Kong Companies in connection with this opinion are, and continue to be, true, accurate and complete;

(h)	that the resolutions are a full and accurate record of resolutions duly passed by the director(s) or the shareholder(s) of the Hong Kong Companies and that the resolutions have not been amended or rescinded and are in full force and effect and that there is no matter affecting the authority of the director(s) or the shareholder(s) the Hong Kong Companies to enter into the transactions contemplated under the resolutions, not disclosed by the constitutional documents of the Hong Kong Companies or the resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(i)	any copies of the resolutions of the director(s) of the Hong Kong Companies provided to us (if any) in connection with the giving of this opinion is true, complete and accurate, and the resolutions were duly passed at a properly convened meeting of duly appointed director(s) and that a duly qualified quorum of such director(s) voted in favour of the resolutions and any requirements of law or provisions contained in the Companies Ordinance (Cap 622 of the laws of Hong Kong) or the Articles of Association of the Hong Kong Companies relating to the declaration of director(s)’ interests or the power of interested director(s) to vote were duly observed and such resolutions have not been amended or rescinded and will continue in full force and effect;

(j)	that corporate power of any party to enter into and perform their obligations under any of the Documents and that all necessary corporate actions to authorise the signing, delivery and performance of the relevant Documents was or has been taken;

(k)	unless specifically disclosed to us, the parties to any contractual document to which any of the Hong Kong Companies is a party have not breached or threatened to breach any of the terms of such contractual document;

(l)	that the officers of the Hong Kong Companies have acted in good faith at all times in relation thereto and that they have not omitted to inform us of any matter or thing which is material in relation to the enquiries raised by us;

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(m)	that the information disclosed by the Searches was then complete, accurate and up-to-date and has not since then been altered or added to and that such Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of the Searches;

(n)	that no matters should have been disclosed by the Hong Kong Companies, at the relevant government authority other than those matters disclosed by the results of the relevant Searches actually carried out by us, and that the information revealed by the relevant Searches was complete and accurate in all respects and has not since the time of such Searches or inquiries been altered and that such Searches did not fail for any reason to disclose any information which had been delivered for registration or filing but which did not appear in the information available to us at the time of such Searches, and that no filings or registration were made subsequent to the time of the Searches and prior to the issue of this opinion;

(o)	that no disposition of property effected by the documents nor any transaction contemplated thereby is a gift, made at an undervalue, made for no consideration or for consideration the value of which is significantly less than the consideration provided by any of the Hong Kong Companies but if it is then the respective Subsidiaries entered into the transaction in good faith and for business purposes and for which, at the time the transaction was entered into, there were reasonable grounds for believing that the transaction would benefit the respective Subsidiaries;

(p)	that in relation to any of the Hong Kong Companies it has not passed a voluntary winding up resolution and that no petition has been presented to or order made by any court for the winding up or administration of any of the Hong Kong Companies and that no receiver has been appointed in relation to any of the Hong Kong Companies or any of their respective assets or revenues;

(q)	we express no opinion as to the laws of any country other than the laws of Hong Kong for the purpose of preparing this opinion; and

(r)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

(B)	Opinions

4.	Subject to the Assumptions, Qualifications and limitations set forth herein and subject to any matters not disclosed to us, we are of the opinion that:

(a)	the description of Hong Kong laws and the legal matters set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Enforceability of Civil Liabilities”, “Regulation”, “Material Income Tax Considerations – Hong Kong Taxation” and “Legal Matters” in each case insofar as such statements purport to describe or summarize the Hong Kong laws and legal matters, correctly and fairly summarizes and describes the matters referred to therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

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(b)	nothing has been omitted from such description which would make the same misleading in any material aspect.

(C)	Qualifications

5.	Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(a)	our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Without prejudice to the generality of the preceding sentences, our opinion is not intended to constitute, nor should it be construed as, advice regarding the securities laws or any other laws of the United States or any State thereof and we express no opinion as to the jurisdiction of any court of the United States or any State thereof;

(b)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. Our opinion is given on the basis that we have no obligation to notify any addressee of this opinion of any change in Hong Kong laws or its application after the date of this opinion

(c)	our opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights

(d)	our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defences, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(e)	this opinion is issued based on our understanding of the laws of Hong Kong. For matters not explicitly provided under the laws of Hong Kong, the interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinion stated above;

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(f)	where obligations of any person are to be performed in jurisdictions outside Hong Kong, such obligations may not be enforceable under Hong Kong law to the extent that the performance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction;

(g)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches carried in Hong Kong;

(h)	as used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion;

(i)	nothing in this opinion letter shall be construed as an opinion that the Registration Statement complies with any legal or regulatory requirement as to its contents.

(j)	this opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently;

(k)	this opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein; and

(l)	this opinion is to be governed by and construed in accordance with the laws of Hong Kong and is limited to and is given on the basis of the current law and practice in Hong Kong as at the date hereof.

Hong Kong Basic Law

6.	On July 1, 1997, Hong Kong became the Hong Kong Special Administrative Region (the “HKSAR”) of the People’s Republic of China (the “PRC”). On April 4, 1990, the National People’s Congress (the “NPC”) of the PRC adopted the Basic Law of the HKSAR (the “Basic Law”). Under Article 8 of the Basic Law, the laws of Hong Kong in force at June 30, 1997 (that is, the common law, rules of equity, ordinances, subordinate legislation and customary law) shall be maintained, except for any that contravene the Basic Law and subject to any amendment by the legislature of the HKSAR. Under Article 160 of the Basic Law, the laws of Hong Kong in force at June 30, 1997 shall be adopted as laws of the HKSAR unless they are declared by the Standing Committee of the NPC (the “Standing Committee”) to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedure prescribed by the Basic Law.

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7.	On February 23, 1997, the Standing Committee adopted a decision (the “Decision”) on the treatment of laws previously in force in Hong Kong. Under paragraph 1 of the Decision, the Standing Committee decided (as translated by us) that “the laws previously in force in Hong Kong, which include the common law, rules of equity, ordinances, subsidiary legislation and customary law, except for those which contravene the Basic Law, are to be adopted as the laws of the HKSAR”. Under paragraph 2 of the Decision, the Standing Committee decided that the ordinances and subsidiary legislation set out in Annex 1 to the Decision “which are in contravention of the Basic Law’ are not to be adopted as the laws of the HKSAR. One of the ordinances set out in that Annex is the Application of English Law” Ordinance (Chapter 88 of the Laws of Hong Kong) (the “English Law Ordinance”). The English Law Ordinance applied the common law and rules of equity of England to Hong Kong. We have assumed in giving this opinion that the effect of paragraph 2 of the Decision, insofar as it relates to the English Law Ordinance, is to repeal the English Law Ordinance prospectively and that the common law and rules of equity of England which applied in Hong Kong on June 30, 1997 continue to apply, subject to their subsequent independent development which will rest primarily with the courts of the HKSAR which are empowered by the Basic Law to refer to precedents of other common law jurisdictions when adjudicating cases.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ WINSTON & STRAWN
WINSTON & STRAWN

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Schedule 1

Hong Kong Companies

1.	Linkage Holding (Hong Kong) Limited
2.	Linkage Electronic Commerce Limited
3.	Hqt Network Co., Limited